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                                                                 EXHIBIT 4.3

                       OLYMPIC CASCADE FINANCIAL CORPORATION
                               1999 STOCK OPTION PLAN

     This 1999 Stock Option Plan (the "Plan") of OLYMPIC CASCADE FINANCIAL CORPORATION, a Delaware corporation (the "Company"), provides for the grant of options to acquire shares of the Company's common stock (the "Common Stock"). Stock options granted under this Plan that qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), are referred to in the Plan as "Incentive Stock Options." Incentive Stock Options and stock options that do not qualify under Section 422 of the Code ("Non-Qualified Stock Options") granted under this Plan are referred to as "Options."

     1.   PURPOSES.

     The purposes of the Plan are to retain the services of valued key employees and consultants of the Company and such other persons as the Plan Administrator shall select in accordance with Section 3 below, to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the shareholders of the Company, and to serve as an aid and inducement in the hiring of new employees, consultants and other persons selected by the Plan Administrator.

     2.   ADMINISTRATOR.

     This Plan shall be administered by the Board of Directors of the Company (the "Board"). If the board so desires, the Plan shall be administered by a committee designated by the Board and composed of two (2) or more members of the Board, which committee (the "Committee") may be an executive, compensation or other committee, including a separate committee especially created for this purpose. If the Company is or becomes subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Board shall attempt to provide for administration of the Plan, insofar as it relates to the participation of officers, directors or stockholders of the Company who are subject to the reporting and liability provisions of Section 16 of the Exchange Act (the "Insiders"), in a manner which shall qualify the grant, exercise, expiration or surrender of Options under this Plan for the treatment afforded by Securities and Exchange Commission Rule 16b-3, as amended from time to time, or any successor rule or regulatory requirements (the "Rule"). The Committee shall have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provision of this Plan or of any Option). The members of any such Committee shall serve at the pleasure of the board. A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present.
 Any action may be taken by a written instrument signed by all of the members of the Committee and any action so taken shall be fully effective as if it had been taken at a meeting. The Board, or any committee thereof appointed to administer the Plan, is referred to herein as the "Plan Administrator."

     Subject to the provisions of the Plan, and with a view to effecting its purpose, the Plan Administrator shall have sole authority, in its absolute discretion, to (a) construe and interpret this Plan; (b) define the terms used in this Plan; (c) prescribe, amend and rescind rules and regulations relating to this Plan; (d) correct any defect, supply any omission or reconcile any inconsistency in this Plan; (e) determine the individuals to whom Options shall be granted under this Plan and whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option; (f) determine the time or times at which Options shall be granted under this Plan; (g) subject to Sections 5(a) of this Plan, determine the number of shares of Common Stock subject to each Option, the exercise price of each Option, the duration of each Option and the times at which each Option shall become exercisable; (h) determine all other terms and conditions of Options; and (i) make all other determinations necessary or advisable for the administration of this Plan. All decisions, determinations and interpretations made by the Plan Administrator shall be binding and conclusive on all participants in this Plan and on their legal representatives, heirs and beneficiaries.


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     3.   ELIGIBILITY.

     Incentive Stock Options may be granted to any individual who, at the time the Option is granted, is an employee of the Company or any Related Corporation (as defined below), including employees who are directors of the Company ("Employees"). Non-Qualified Stock Options may be granted to Employees and to such other persons other than directors who are not Employees as the Plan Administrator shall select. Options may be granted in substitution for outstanding Options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization between such other corporation and the Company or any subsidiary of the Company. Options also may be granted in exchange for outstanding Options. Any person to whom an Option is granted under this Plan is referred to as an "Optionee."

     As used in this Plan, the term "Related Corporation", when referring to a subsidiary corporation, shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent (50%) or more of the total combined voting power of all classes of stock of one of the other corporations in such chain. When referring to a parent corporation, the term "Related Corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting of the Option, each of the corporations other than the Company owns stock possessing 50 percent (50%) or more of the total combined voting power of all classes of stock of one of the other corporations in such chain.

     4.   STOCK.

     The Plan Administrator is authorized to grant Options to acquire up to a total of 500,000 shares of the Company's authorized but unissued, or reacquired, Common Stock. The number of shares with respect to which Options may be granted hereunder is subject to adjustment as set forth in Section 5(m) of this Plan. If any outstanding Option expires or is terminated for any reason, the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option to the same Optionee or to a different person eligible under Section 3 of this Plan, PROVIDED, HOWEVER, that any canceled Options will be counted against the maximum number of shares with respect to which Options may be granted to any particular person as set forth in section 3 of this Plan.

     5.   TERMS AND CONDITIONS OF OPTIONS.

     Each Option granted under this Plan shall be evidenced by a written agreement approved by the Plan Administrator (the "Agreement"). Agreements may contain such additional provisions, not inconsistent with this Plan, as the Plan Administrator in its discretion may deem advisable. All Options also shall comply with the following requirements:

          (a)  NUMBER OF SHARES AND TYPE OF OPTION.

     Each Agreement shall state the number of shares of Common Stock to which it pertains and whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option. In the absence of action to the contrary by the Plan Administrator in connection with the grant of an Option, all Options shall be Non-Qualified Stock Options. The aggregate fair market value (determined at the Date of Grant, as defined below) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (granted under this Plan and all other Incentive Stock Option plans of the Company, a Related Corporation or a predecessor corporation) shall not exceed $100,000, or such other limit as may be prescribed by the Code as it may be amended from time to time. Any Option which exceeds the annual limit shall not be void but rather shall be a Non-Qualified Stock Option.


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          (b)  DATE OF GRANT.

     Each Agreement shall state the date of the Plan Administrator has deemed to the effective date of the Option for purposes of this Plan (the "Date of Grant").

          (c)  EXERCISE PRICE.

     Each Agreement shall state the price per share of Common Stock at which it is exercisable. The exercise price shall be fixed by the Plan Administrator at whatever price the Plan Administrator may determine in the exercise of its sole discretion in good faith; PROVIDED, HOWEVER, that the per share exercise price for an Incentive Stock Option shall not be less than the fair market value per share of the Common Stock at the Date of Grant as determined by the Plan Administrator in good faith; PROVIDED FURTHER, that with respect to Incentive Stock Options granted to greater-than-10 percent (>10%) shareholders of the Company (as determined with reference to Section 424(d) of the Code), the exercise price per share shall not be less than 110 percent (110%) of the fair market value per share of the Common Stock at the Date of Grant; and PROVIDED FURTHER, that Options granted in substitution for outstanding options of another corporation in connection with the merger, consolidation, acquisition of property or stock or other reorganization involving such other corporation and the Company or any subsidiary of the Company may be granted with an exercise price equal to the exercise price for the substituted option of the other corporation, subject to any adjustment
(i) consistent with the terms of the transaction pursuant to which the substitution is to occur, or (ii) consistent with Section 162(m) of the Code and the regulations thereunder (as amended from time to time), if applicable.

          (d)  DURATION OF OPTIONS.

     At the time of the grant of the Options, the Plan Administrator shall designate, subject to paragraph 5(g) below, the expiration date of the Option, which date shall not be later than 10 years from the Date of Grant in the case of Incentive Stock Options; PROVIDED, that the expiration date of any Incentive Stock Option granted to a greater-than-10 percent shareholder of the Company (as determined with reference to Section 424(d) of the Code) shall not be later than five years from the Date of Grant. In the absence of action to the contrary by the Plan Administrator in connection with the grant of a particular Option, and except in the case of Incentive Stock Options as described above, all Options granted under this Plan shall expire five (5) years from the Date of Grant.

          (e)  VESTING SCHEDULE.

     No Option shall be exercisable until it has vested. The vesting schedule for each Option shall be specified by the Plan Administrator at the time of grant of the Option; PROVIDED, that if no vesting schedule is specified at the time of grant, the Option shall vest with respect to 25% of the shares subject to such option on the Date of Grant, and shall vest with respect to the remaining shares according to the following schedule:

             Number of Years                    Percentage of Total
         Following Date of Grant                   Option Vested
         -----------------------                -------------------
                    1                                   50%
                    2                                   75%
                    3                                  100%

          (f)  ACCELERATION OF VESTING.

     The vesting of one or more outstanding Options may be accelerated by the Plan Administrator at such times and in such amounts as it shall determine in its sole discretion. The vesting of Options also shall be accelerated under the circumstances described in Sections 5(m) and 5(n) below.


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          (g)  TERM OF OPTION.

     Vested Options shall terminate, to the extent not previously exercised, upon the first to occur of: (i) the expiration of the Option, as designated by the Plan Administrator in accordance with Section 5(d) above; (ii) the date of an Optionee's termination of employment or contractual relationship with the Company or any Related Corporation for cause (as determined in the sole discretion of the plan Administrator unless otherwise defined in a written agreement between the Company and the Optionee); (iii) the expiration of 30 days from the date of an Optionee's termination of employment or contractual relationship with the Company or any Related Corporation for any reason whatsoever other than cause, death or Disability (as defined below) unless, in the case of a Non-Qualified Stock Option, the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the Option; or (iv) the expiration of 60 days from the date of death of the Optionee; or (v) the expiration of 90 days from the date of the cessation of an Optionee's employment or contractual relationship by reason of Disability (as defined below) unless, in the case of a Non-Qualified Stock Option, the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the Option. If an Optionee's employment or contractual relationship is terminated by death, any Option held by the Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such Option shall pass by the Optionee's will or by the laws of descent and distribution of the state or county of the Optionee's domicile at the time of death.

     For purposes of the Plan, unless otherwise defined in the Agreement, "Disability" shall mean any physical, mental or other health condition which substantially impairs the Optionee's ability to perform her or his assigned duties for one hundred twenty (120) days or more in any two hundred forty
(240) day period or that can be expected to result in death. The Plan Administrator shall determine whether an Optionee has incurred a Disability on the basis of medical evidence acceptable to the Plan Administrator. Upon making a determination of Disability, the Plan Administrator shall, for purposes of the Plan, determine the date of an Optionee's termination of employment or contractual relationship.

     Unless accelerated in accordance with Section 5(f) above, unvested Options shall terminate immediately upon termination of employment of the Optionee by the Company for any reason whatsoever, including death or Disability. If, in the case of an Incentive Stock Option, an Optionee's relationship with the Company changes (E.G., from an Employee to a non-Employee, such as a consultant), such change shall not constitute a termination of an Optionee's employment with the Company but rather the Optionee's Incentive Stock Option shall automatically be converted into a Non-Qualified Stock Option if the Plan Administrator so determines.

     For purposes of this Plan, transfer of employment between or among the Company and/or any Related Corporation shall not be deemed to constitute a termination of employment with the Company or any Related Corporations. For purposes of this subsection with respect to Incentive Stock Options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first ninety (90) days of such leave, unless the Optionee's re-employment rights are guaranteed by statute or by contract.


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          (h)  EXERCISE OF OPTIONS.

     Options shall be exercisable, either all or in part, at any time after vesting, until termination; PROVIDED, HOWEVER, that after registration of any of the Company's securities under Section 12 of the Exchange Act and regardless of when the Option is exercised, any Optionee who is subject to the reporting and liability provisions of Section 16 of the Exchange Act with respect to the Company's securities shall be precluded from selling or transferring any Common Stock or other security underlying an Option during the six (6) months immediately following the grant of that Option. If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time prior to the expiration of the Option term. No portion of any Option for less than one hundred (100) shares (as adjusted pursuant to Section 5(m) below) may by exercised; PROVIDED, that if the vested portion of any Option is less than one hundred (100) shares, it may be exercised with respect to all shares for which it is vested. Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one (1) share, it is unexercisable. Options or portions thereof may be exercised by giving written notice to the Company, which notice shall specify the number of shares to be purchased, and be accompanied by payment in the amount of the aggregate exercise price for the Common Stock so purchased, which payment shall be in the form specified in Section 5(i) below. The Company shall not be obligated to issue, transfer or deliver a certificate of Common Stock to any Optionee, or to his personal representative, until the aggregate exercise price has been paid for all shares for which the Option shall have been exercised and adequate provision has been made by the Optionee for satisfaction of any tax withholding obligations associated with such exercise. During the lifetime of an Optionee, Options are exercisable only by the Optionee.

          (i)  PAYMENT UPON EXERCISE OF OPTION.

     Upon the exercise of any Option, the aggregate exercise price shall be paid to the Company in cash or by certified or cashier's check. In addition, upon approval of the Plan Administrator, an Optionee may pay for all or any portion of the aggregate exercise price by delivering to the Company shares of Common Stock previously held by such Optionee, by having the Company withhold shares issuable upon exercise of the Option or by complying with any other payment mechanism approved by the Plan Administrator from time to time, PROVIDED, HOWEVER, that the Plan Administrator shall not approve any payment mechanism for the exercise of Incentive Stock Options not contemplated by the Optionee's Incentive Stock Option Agreement. The shares of Common Stock received or withheld by the Company as payment for shares of Common Stock purchased upon the exercise of Options shall have a fair market value at the date of exercise (as determined by the Plan Administrator) equal to the aggregate exercise price (or portion thereof) to be paid by the Optionee upon such exercise.

          (j)  RIGHTS AS A SHAREHOLDER.

     An Optionee shall have no rights as a shareholder with respect to any shares covered by an Option until such Optionee becomes a record holder of such shares, whether or not such Optionee has given notice of exercise. Subject to the provisions of Sections 5(m) and 5(n) of this Plan, no rights shall accrue to an Optionee and no adjustments shall be made on account of dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights declared on, or created in, the Common Stock for which the record date is prior to the date the Optionee becomes a record holder of the shares of Common Stock covered by the Option, whether or not such Optionee has given notice of exercise.

          (k)  TRANSFER OF OPTION.

     Unless otherwise specified in the Agreement or by the Plan Administrator, Options granted under this Plan and the rights and privileges conferred by this Plan may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any Option or of any right or privilege conferred by this Plan contrary to the provisions of this Plan, such Option shall thereupon terminate and become null and void.


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          (l)  SECURITIES REGULATION AND TAX WITHHOLDING.

               (1) Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Exchange Act of 1933, as amended, the Exchange Act, the rules and regulations thereunder and the requirements of any stock exchange upon which such shares may then be listed, and such issuance shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of such shares. The inability of the Company to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any shares under this Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under this Plan, shall relieve the Company of any liability with respect to the non-issuance or sale of such shares.

     As a condition to the exercise of an Option, the Plan Administrator may require the Optionee to represent and warrant in writing at the time of such exercise that the shares are being purchased only for investment and without any then-present intention to sell or distribute such shares. At the option of the Plan Administrator, a stop-transfer order against such shares may be placed on the stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided stating that such transfer is not in violation of any applicable law or regulation, may be stamped on the certificates representing such shares in order to assure an exemption from registration. The Plan Administrator also may require such other documentation as may from time to time be necessary to comply with federal and state securities laws. THE COMPANY HAS NO OBLIGATION TO UNDERTAKE REGISTRATION OF OPTIONS OR THE SHARES OF STOCK ISSUABLE UPON THE EXERCISE OF OPTIONS.

               (2) As a condition to the exercise of any Option granted under this Plan, the Optionee shall make such arrangements as the Plan Administrator may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise, including, without limitation, arrangements to having the Company withhold shares issuable upon exercise of the Option.

               (3) The issuance, transfer or delivery of certificates of Common Stock pursuant to the exercise of Options may be delayed, at the discretion of the Plan Administrator, until the Plan Administrator is satisfied that the applicable requirements of the federal and state securities laws and the withholding provisions of the Code have been met.

          (m)  STOCK DIVIDEND, REORGANIZATION OR LIQUIDATION.

               (1) If (i) the Company shall at any time be involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any "corporate transaction" described in the regulations thereunder; (ii) the Company shall declare a dividend payable in, or shall subdivide or combine, its Common Stock or (iii) any other event with substantially the same effect shall occur, the Plan Administrator shall, with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock and/or the exercise price per share so as to preserve the rights of the Optionee substantially proportionate to the rights of the Optionee prior to such event, and to the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Section 4 of this Plan shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Plan Administrator, the Company or the Company's shareholders.

               (2) If the Company is liquidated or dissolved, the Plan Administrator may allow the holders of any outstanding Options to exercise all or any part of the unvested portion of the Options held by them; PROVIDED, however, that such Options must be exercised prior to the effective date of such liquidation or dissolution. If the Option holders do not exercise their Options prior to such effective date, each outstanding Option shall terminate as of the effective date of the liquidation or dissolution.


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

               (3) The foregoing adjustments in the shares subject to Options shall be made by the Plan Administrator, or by any successor administrator of this Plan, or by the applicable terms of any assumption or substitution document.

               (4) The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, consolidate or dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

          (n)  CHANGE IN CONTROL

          CHANGE IN CONTROL. Unless otherwise determined by the Plan Administrator, any and all Options that have been outstanding under the Plan for at least six (6) months at the time of occurrence of any of the events (a "Change in Control") described in Paragraphs (1), (2) and (3) below (an "Eligible Option") shall become immediately vested and fully exercisable for the periods indicated (each such exercise period referred to as an "Acceleration Window"):

1. For a period of 45 days beginning on the day on which any "Person", as such term is used in sections 13(d) and 14 of the Exchange Act (other than a shareholder of the Company on the date of this Plan, the Company, a subsidiary or an employee benefit plan of the Company, including any trustee of such plan acting as trustee) together with all affiliates and associates of such Person, becomes, after the date of this Plan, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
          Act), of 50% or more of the shares of Common Stock then outstanding;

2. Beginning on the date that a tender or exchange offer for Common Stock by any Person (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any Person organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan) is first published or sent or given within the meaning of Rule 14d-2 under the Exchange Act, and continuing so long as such offer remains open (including any extensions or renewals of such offer), unless by the terms of such offer the offeror, upon consummation thereof, would be the Beneficial Owner of less than 50% of the shares of Common Stock then outstanding; or

3. For a period of 20 days beginning on the day on which the shareholders of the Company duly approve any merger, consolidation, reorganization or other transaction providing for the conversion or exchange of more than 50% of the outstanding shares of Common Stock into securities of any entity, or cash, or property, or a combination of any of the foregoing, provided that the holder has agreed in writing to waive his or her rights, if any, arising under the second paragraph of Section 5(m) above in connection with completion of any of the transactions described in this clause;

PROVIDED, HOWEVER, that with respect to the event specified in Paragraph (1) above, such accelerated vesting shall not occur if the event that would otherwise trigger the accelerated vesting of Eligible Options has received the prior approval by the affirmative vote of a majority of all of the directors of the Company, excluding for such purposes the votes of directors who are directors or officers of, or have a material financial interest in any entity (other than the Company) who is a party of the event specified in Paragraph (1) above.

     The exercisability of any Eligible Option which remains unexercised following expiration of an Acceleration Window shall be governed by the vesting schedule and other terms of the Agreement representing such Option.


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     6.   EFFECTIVE DATE; TERM.

     This Plan shall be effective as of the date this Plan is approved by the Board (the "Effective Date"). Incentive Stock Options may be granted by the Plan Administrator from time to time thereafter until the tenth anniversary of the effective Date. Non-Qualified Stock Options may be granted until this Plan is terminated by the Board in its sole discretion. Termination of this Plan shall not terminate any Option granted prior to such termination. The Plan Administrator may require that any Options granted prior to the approval of this Plan by the shareholders of the Company shall be granted subject to ratification of this Plan by the shareholders of the Company within twelve
(12) months after this Plan is adopted by the Board, in such manner as the Plan Administrator may consider appropriate for the Company and/or the Optionees to comply with or qualify for the benefits of any securities, tax, market listing or other administrative or regulatory provisions. If shareholder ratification is sought but not obtained within twelve (12) months after this Plan is adopted by the Board, the Plan Administrator may declare any Option or all Options granted under this Plan to be null and void.

     7.   NO OBLIGATIONS TO EXERCISE OPTION.

     The grant of an Option shall impose no obligation upon the Optionee to exercise such Option.

     8.   NO RIGHT TO OPTIONS OR TO EMPLOYMENT.

     Whether or not any Options are to be granted under this Plan shall be exclusively within the discretion of the Plan Administrator, and nothing contained in this Plan shall be construed as giving any person any right to participate under this Plan. The grant of an Option shall in no way constitute any form of agreement or understanding binding on the Company or any Related Company, express or implied, that the Company or any Related Company will employ or contract with an Optionee for any length of time, nor shall it interfere in any way with the Company's or, where applicable, a Related Company's right to terminate Optionee's employment at any time, which right is hereby reserved.

     9.   APPLICATION OF FUNDS.

     The proceeds received by the Company from the sale of Common Stock issued upon the exercise of Options shall be used for general corporate purposes, unless otherwise directed by the Board.

     10.  INDEMNIFICATION OF PLAN ADMINISTRATOR.

     In addition to all other rights of indemnification they may have as members of the Board, members of the Plan Administrator shall be indemnified by the Company for all reasonable expenses and liabilities of any type or nature, including attorneys' fees, incurred in connection with any action, suit or proceeding to which they or any of them are a party by reason of, or in connection with, this Plan or any Option granted under this Plan, and against all amounts paid by them in settlement thereof (provided that such settlement is approved by independent legal counsel selected by the Company), except to the extent that such expenses relate to matters for which it is adjudged that such Plan Administrator member is liable for willful misconduct; PROVIDED, that within fifteen (15) days after the institution of any such action, suit or proceeding, the Plan Administrator member involved herein shall, in writing, notify the Company of such action, suit or proceeding, so that the Company may have the opportunity to make appropriate arrangements to prosecute or defend the same.


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     11.  AMENDMENT OF PLAN.

     The Plan Administrator may, at any time, modify, amend or terminate this Plan and Options granted under this Plan, including, without limitation, such modifications or amendments as are necessary to maintain compliance with applicable statutes, rules or regulations; PROVIDED HOWEVER, that the Plan Administrator may condition the effectiveness of any such amendment on the receipt of shareholder approval at such time and in such manner as the Plan Administrator may consider appropriate for the Company and/or the Optionees to comply with or to qualify for the benefits of any securities, tax, market listing or other administrative or regulatory provision. Without limiting the generality of the foregoing, the Plan Administrator may modify grants to persons who are eligible to receive Options under this Plan who are foreign nationals or employed outside the United States to recognize differences in local law, tax policy or custom.

Date Approved by Board of Directors:           February 11, 1999

                                               /s/_Robert H. Daskal
                                               Corporate Secretary


Date Approved by Shareholders:   _______________________________________

                                    __________________________________________
                                    Corporate Secretary




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